UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: February 16, 2017
(Date of earliest event reported)

Wells Fargo Commercial Mortgage Trust 2016-LC25
(Central Index Key Number 0001688451)

(Exact name of issuing entity)

Ladder Capital Finance LLC
(Central Index Key Number 0001541468)

Wells Fargo Bank, National Association
(Central Index Key Number 0000740906)

Rialto Mortgage Finance, LLC
(Central Index Key Number 0001592182)

National Cooperative Bank, N.A.
(Central Index Key Number 0001577313)

(Exact name of sponsor as specified in its charter)

Wells Fargo Commercial Mortgage Securities, Inc.
(Central Index Key Number 0000850779)

(Exact name of registrant as specified in its charter)

North Carolina	333-206677-11	56-1643598
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

301 South College Street
Charlotte, North Carolina	28288-1066
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code      (704) 374-6161

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 8, 2016, Wells Fargo Commercial Mortgage Securities, Inc. (the “Depositor”) caused the issuance, pursuant to a pooling and servicing agreement, dated as of December 1, 2016 (the “Pooling and Servicing Agreement”), among Wells Fargo Commercial Mortgage Securities, Inc., as depositor (the “Registrant”), Wells Fargo Bank, National Association, as general master servicer, CWCapital Asset Management LLC, as general special servicer, National Cooperative Bank, N.A., as NCB master servicer and as NCB special servicer, Pentalpha Surveillance LLC, as operating advisor and as asset representations reviewer, Wells Fargo Bank, National Association, as certificate administrator, and Wilmington Trust, National Association, as trustee, of Wells Fargo Commercial Mortgage Trust 2016-LC25, Commercial Mortgage Pass-Through Certificates, Series 2016-LC25. The Certificates represent, in the aggregate, the entire beneficial ownership in the WFCM Commercial Mortgage Securities Trust 2016-LC25 (the “Issuing Entity”), a common law trust fund formed under the laws of the State of New York pursuant to the Pooling and Servicing Agreement. The assets of the Issuing Entity consist primarily of 80 fixed-rate commercial mortgage loans (the “Mortgage Loans”) secured by first liens on 135 commercial, multifamily and manufactured housing properties.

The Mortgage Loan identified as “Rio West Business Park” on Exhibit B to the Pooling and Servicing Agreement (the “Rio West Business Park Mortgage Loan”), which is an asset of the Issuing Entity, is part of a whole loan (the “Rio West Business Park Whole Loan”) that includes such Mortgage Loan and one or more pari passu companion loans that is not an asset of the Issuing Entity. The Rio West Business Park Whole Loan is being serviced and administered pursuant to a pooling and servicing agreement, dated as of February 1, 2017 and as to which an executed version is attached hereto as Exhibit 4.1 (the “BANK 2017-BNK3 Pooling and Servicing Agreement”), by and among Banc of America Merrill Lynch Commercial Mortgage Inc., as depositor, Wells Fargo Bank, National Association, as master servicer, Midland Loan Services, a Division of PNC Bank, National Association, as special servicer, Wells Fargo Bank, National Association, as certificate administrator, Wilmington Trust, National Association, as trustee, and Park Bridge Lender Services LLC, as operating advisor and as asset representations reviewer relating to the Bank of America Merrill Lynch Commercial Mortgage Trust 2017-BNK3 securitization transaction into which the related controlling companion loan is deposited.

The terms and conditions of the BANK 2017-BNK3 Pooling and Servicing Agreement applicable to the servicing of the Rio West Business Park Mortgage Loan are substantially similar to the terms and conditions of the Pooling and Servicing Agreement applicable to the servicing of the other Mortgage Loans, as described under “Pooling and Servicing Agreement” in the prospectus filed by the Issuing Entity pursuant to Rule 424(b)(2) with respect to the Certificates on December 8, 2016; provided, due to the manner in which the BANK 2017-BNK3 securitization satisfied the risk retention requirements of Section 15G of the Exchange Act (the “Risk Retention Requirements”) the BANK 2017-BNK3 Pooling and Servicing Agreement included a risk retention consultation party (the “BANK 2017-BNK3 Risk Retention Consultation Party”, as defined in the BANK 2017-BNK3 Pooling and Servicing Agreement). The initial BANK 2017-BNK3 Risk Retention Consultation Party is Bank of America, National Association. In connection with certain major decisions that involve the Rio West Business Park Mortgage Loan, the related special servicer is required to consult with the Risk Retention Consultation Party on a non-binding basis.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

Exhibit 4.1	Pooling and Servicing Agreement, dated as of February 1, 2017, among Banc of America Merrill Lynch Commercial Mortgage Inc., as depositor, Wells Fargo Bank, National Association, as master servicer, Midland Loan Services, a Division of PNC Bank, National Association, as special servicer, Wells Fargo Bank, National Association, as certificate administrator, Wilmington Trust, National Association, as trustee, and Park Bridge Lender Services LLC, as operating advisor and as asset representations reviewer.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 5, 2018	WELLS GARGO COMMERCIAL MORTGAGE SECURITIES, INC.
(Registrant)

	By:	/s/ Anthony J. Sfarra
Name: Anthony J. Sfarra
Title: President

INDEX TO EXHIBITS

Item 601(a) of Regulation S-K Exhibit No.	Description	Paper (P) or Electronic (E)
4.1	Pooling and Servicing Agreement, dated as of February 1, 2017, among Banc of America Merrill Lynch Commercial Mortgage Inc., as depositor, Wells Fargo Bank, National Association, as master servicer, Midland Loan Services, a Division of PNC Bank, National Association, as special servicer, Wells Fargo Bank, National Association, as certificate administrator, Wilmington Trust, National Association, as trustee, and Park Bridge Lender Services LLC, as operating advisor and as asset representations reviewer.	(E)